Exhibit 10.3

Susser Holdings Corporation

2006 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made between Susser Holdings Corporation, a Delaware corporation (the “Company”), and the individual to whom the corresponding Grant (as hereinafter defined) is made (hereinafter, the “Participant”), as of the date of Grant acceptance:

RECITALS:

WHEREAS, the Company has adopted the 2006 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option to purchase Shares provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Grant of the Option

On the terms and conditions set forth in this Agreement, the Option shall represent the right of the Participant to purchase a number of Shares at an Exercise Price (subject to the adjustment provisions in the Plan) as set forth below. The Option is not intended to be treated as an Incentive Stock Option that complies with Section 422 of the Code.

A.	Option Grant: The number of Shares subject to the Option, the Grant date of the Option, the expiration date of the Option, the vesting schedule of the Option and the Exercise Price thereof (collectively, the terms of the “Grant”) shall be as set forth in the Grant Award Notification delivered to the Participant and shall be subject to any other, or further, limitations or provisions applicable to the Grant as noted by the ‘grant code’ found on that Grant Award Notification.

B.	Death or Disability. In the event of the death or Disability of a Participant, the Option shall become vested with respect to such additional Shares as would have become vested had Participant remained in Service through the end of the calendar year in which the date of the death or Disability occurred.

C.	Change in Control. If (i) a Change of Control occurs prior to the Participant becoming fully vested in the Option and (ii) such Participant’s services with the Company or any acquiring or surviving entity are involuntarily terminated at or within on-year of the date of such Change in Control, such Option shall become fully vested as of the date of termination. For purposes of this Section 1(C), a participant’s services shall be deemed to be involuntarily terminated if such Participant resigns as a result of a substantial reduction in such Participant’s compensation following a Change in Control.

2.	Exercise of Option

A.	Notice of Exercise. The Participant or the Participant’s representative may exercise the Option, to the extent vested, (i) electronically, in such manner as may be provided for via internet website maintained by the Company’s third-party Plan administrator or (ii) by giving written notice to the Company, in a form provided by the Committee, specifying the election to exercise the Option, the number of Shares for which it is being exercised and the form of payment. The notice of exercise shall be signed by the person exercising the Option. In the event that the Option is being exercised by the Participant’s representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The Participant or the Participant’s representative shall deliver to the Committee, at the time of giving the notice, payment in a form permissible under Section 3 of this Agreement for the full amount of the Purchase Price.

B.	Shareholders Agreement and Registration or Qualification of Shares. Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to (i) the Participant making or entering into such written representations, warranties and agreements as the Committee may request in order to comply with applicable securities laws, with this Agreement or otherwise and (ii) the completion of any registration or qualification of the Option or the Shares under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

C.	Issuance of Common Stock. After satisfying all requirements with respect to the exercise of the Option, the Committee shall cause to be issued (in un-certificated form, upon the books of the Company’s transfer agent) the Shares as to which the Option has been exercised, registered in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Neither the Company nor the Committee shall be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

D.	Withholding Requirements. The Committee may withhold any tax (or other governmental obligation) as a result of the exercise of the Option, as a condition to the exercise of the Option, and the Participant shall make arrangements satisfactory to the Committee to enable it to satisfy all such withholding requirements.

3.	Payment for Shares

A.	Purchase Price. The purchase price of the Option shall be the Exercise Price multiplied by the number of Shares with respect to which the Option is being exercised (the “Purchase Price”).

B.	Cash or Check. All or part of the Purchase Price may be paid in cash or by personal check.

C.	Other Methods of Payment for Shares. At the sole discretion of the Committee, all or any part of the Purchase Price and any applicable withholding requirements may be paid by one or more of the following methods:

(1) Brokered Cashless Exercise. To the extent permitted by applicable law, the Committee may provide for the deferred payment of the Purchase Price from the proceeds of a sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In such case, the Company shall have received a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate purchase price, and, if requested, the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.

(2) Surrender of Stock. By surrendering, or attesting to the ownership of, Shares that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees to accept such Shares subject to such restriction or limitation. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of the Option. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes that otherwise would not have occurred.

(3) Net Exercise. By reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and withholding requirements permitted to be so paid by the Company.

The Committee shall notify the Participant if and when it shall make such other payment method available to the Participant. Should the Committee exercise its discretion to permit the Participant to exercise the Option in whole or in part in accordance with this Section 3C, it shall have no obligation to permit such alternative exercise with respect to the remainder of the Option or with respect to any other option to purchase Shares held by the Participant.

4.	Termination of Service

A.	Termination of Service. If a Participant’s Service terminates for any reason, then the exercise period for the Option shall expire on the earliest of the following occasions:

(1) The expiration date determined pursuant to Section 1C above;

(2) The date that is sixty (60) days after the termination of the Participant’s Service for any reason other than death or Disability;

(3) The date that is six (6) months after the termination of the Participant’s Service by reason of Disability;

(4) The date that is twelve (12) months after the termination of the Participant’s Service due to the Participant’s death; or

(5) The date of termination of the Participant’s Service if such termination is for Cause.

A Participant (or in the case of the Participant’s death or Disability, the Participant’s representative) may exercise all or part of the Participant’s Option at any time before the expiration of such Option under the preceding sentence, but only to the extent that such Option has become vested pursuant to Section 1 of this Agreement on or before the date Participant’s Service terminates. The unvested balance of such Option shall lapse when the Participant’s Service terminates.

B.	Termination for Cause. The Participant’s Option (including any exercised Option for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately on the date of the Participant’s termination of Service for Cause or if Cause exists on such date. Should a Participant die at a time when Cause exists but prior to the date Participant’s Service is terminated for Cause, all of the Participant’s Option (including any exercised Option for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately as of the date of the Participant’s death.

C.	Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave (as determined by the Committee) or by applicable law.

5.	Transfer or Assignment of Option

A.	General. The Option shall be exercisable during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative. Except as otherwise provided in Section 5B below, the Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by beneficiary designation, will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

B.	Permitted Transfers. Subject to the approval of the Committee, the Participant shall be permitted to transfer the Option, in connection with his or her estate plan, to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons.

6.	Proscribed Conduct

Notwithstanding anything to the contrary set forth in the Plan or this Agreement, in the event a Participant engages in Proscribed Conduct, such Participant shall forfeit all vested and unvested portions of the Option.

7.	Adjustment Of Option

Any adjustments to the Option shall be made in accordance with the terms of the Plan.

8.	Definitions

A.	“Cause” shall mean, unless otherwise defined in an employment agreement between the applicable Participant and the Company or any of its Subsidiaries, (i) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony, or the Participant’s commission of an act of fraud or embezzlement against the Company or its affiliates; (ii) the Participant’s willful and material breach of any employment agreement between the Company or any Subsidiary and the Participant that is economically harmful to the Company; (iii) the Participant’s willful misconduct that is economically injurious to the Company; (iv) the Participant’s willful failure to follow the lawful directives of the Board; or (v) the Participant’s material failure or neglect to carry out his job functions (other than by reason of a physical or mental impairment), that continues after the Participant has been provided with specific notice of such failure or neglect, and a reasonable opportunity to correct the same. For purposes hereof, no act, or failure to act, by the Participant shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or its Subsidiaries.

B.	“Change in Control” shall mean (i) a sale, merger or similar transaction or series of related transactions involving the Company or any of its Subsidiaries, as a result of which those persons who held (either directly or indirectly) 100% of the voting power of the Company immediately prior to such transaction do not hold (either directly or indirectly) more than 50% of the voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction or (ii) the sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in a transaction or series of related transactions, in any case, other than to an entity of which more than 50% of the voting power is held (either directly or indirectly) by persons who held voting power of the Company immediately prior to such transaction. For the avoidance of doubt, an initial public offering of the Shares shall not constitute a Change in Control.

C.	“Proscribed Conduct” shall mean a breach by Participant of any restrictive covenants contained in any employment or similar agreement between the Participant and the Company or any Subsidiary, or if there are no such covenants or any such covenants are inapplicable for any reason, then “Proscribed Conduct” means, during Participant’s Service and the one-year period following termination of Participant’s Service, a Participant’s (a) unauthorized disclosure of confidential information relating to the Company or its Subsidiaries, (b) directly or indirectly engaging in, or owning or controlling any interest in, or acting as a director, officer or employer of, or consultant to or otherwise be employed by any business engaged in the operation of convenience stores, wholesale fuel distribution or any other business conducted by the Company or any Subsidiary or affiliate in any county in which the Company operates on the date of such Participant’s termination of Service, (c) hiring, directly or indirectly, any individual who was an employee of the Company or its Subsidiaries within the 12 month period prior to the date the Participant employs or seeks to employ such individual, or soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment with the Company or its Subsidiaries, or (d) causing, inducing or encouraging any actual or prospective client, customer, supplier, dealer or licensor of the Company or any other Person who has a business relationship with the Company or any Subsidiary or Affiliate to terminate or modify any such actual or prospective relationship.

9.	Miscellaneous Provisions

A.	Rights as a Shareholder of the Company. Neither the Participant nor the Participant’s representative shall have any rights as a shareholder of the Company with respect to any Shares subject to the Option until the Participant or the Participant’s representative becomes entitled to receive such Shares by (i) filing a notice of exercise, (ii) paying the Purchase Price as provided in this Agreement, (iii) the Company issuing the Shares and entering the name of the Participant in the register of shareholders of the Company as the registered holder of such Shares, and (iv) and satisfying such other conditions as the Board or the Committee shall reasonably require.

B.	No Right to Continued Employment. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

C.	Transfer Restrictions. The Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

D.	Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

E.	Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

F.	Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

G.	Restrictive Covenants. The Participant agrees and acknowledges that the provisions of Section 6 of this Agreement are reasonable and appropriate (including the remedies set forth therein) and hereby covenants to comply with the requirements thereof.

H.	Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

I.	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such jurisdiction.

J.	Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

By accepting this Grant (as Participant), I acknowledge and agree that this Stock Option award is granted under and governed by the terms of the Susser Holdings Corporation 2006 Equity Incentive Plan, which is attached to and made a part of this document. By electronically selecting the “Accept” button in connection with the Grant, I hereby agree to the terms and conditions set forth in this Agreement and understand that my acceptance shall act as my electronic signature to, and on, this Agreement, and it is my intent that the same shall be binding upon me as if I had delivered a copy of this Agreement to Susser Holdings, originally executed below by my own hand, as of the date of said acceptance.

Participant	Susser Holdings Corporation

[Via Electronic Signature]	By:
E. V. Bonner, Jr., Executive Vice President